                         *** CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS
                          DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND
                               FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
                             TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(B)(4) AND
                                                                      240.24B-2.

                                                                   EXHIBIT 10.34

                     JOINT DEVELOPMENT AND LICENSE AGREEMENT

                                 BY AND BETWEEN

                             LG LIFE SCIENCES, LTD.

                                       AND

                          ANADYS PHARMACEUTICALS, INC.

                                 April 18, 2004

                                TABLE OF CONTENTS

ARTICLE 1
Definitions.....................................................................   1

ARTICLE 2
Joint Development Program.......................................................   8
         2.1   General..........................................................   8
         2.2   Joint Development Committee......................................   8
         2.3   Global Development Plan..........................................  10
         2.4   Conduct of the Joint Development Program.........................  10
         2.5   Global Development Costs and Budget..............................  12
         2.6   Discontinued Development.........................................  13

ARTICLE 3
Licenses........................................................................  14
         3.1   Scope............................................................  14
         3.2   Sublicenses......................................................  15
         3.3   Retained Rights..................................................  15

ARTICLE 4
Regulatory Matters..............................................................  15
         4.1   Lead Regulatory Parties..........................................  15
         4.2   Ownership of Regulatory Approvals................................  16
         4.3   Regulatory Coordination..........................................  16

ARTICLE 5
Commercialization Program.......................................................  18
         5.1   Commercialization Rights.........................................  18
         5.2   Milestone Payments...............................................  18
         5.3   Royalties........................................................  19
         5.4   Commercial Supply................................................  21
         5.5   Commercialization of Program Products............................  21
         5.6   Joint Steering Committee.........................................  21

ARTICLE 6
Intellectual Property Protection and Related Matters............................  22
         6.1   Prosecution of Applications and Maintenance Administration.......  22
         6.2   Enforcement......................................................  24
         6.3   Defense..........................................................  25
         6.4   Cooperation......................................................  25
         6.5   Marks for Program Products.......................................  25

ARTICLE 7
Representations, Warranties and Covenants.......................................  26
         7.1   Corporate Power..................................................  26
         7.2   Due Authorization................................................  26
         7.3   Binding Agreement................................................  26
         7.4   No Conflict......................................................  26
         7.5   Ownership of Patent Rights.......................................  26
         7.6   Patent Proceedings...............................................  26
         7.7   Disclaimer of Warranties.........................................  26
         7.8   Limitation of Liability..........................................  26

ARTICLE 8
Indemnification.................................................................  27
         8.1   Indemnification By Anadys........................................  27
         8.2   Indemnification By LGLS..........................................  27

ARTICLE 9
Confidentiality.................................................................  28
         9.1   General Rule.....................................................  28
         9.2   Exclusions.......................................................  28
         9.3   Survival.........................................................  28
         9.4   Governmental Filings.............................................  28
         9.5   Publications; Public Announcements...............................  29
         9.6   Replacement of Prior Agreement...................................  29

ARTICLE 10
Term: Termination...............................................................  29
         10.1  Term.............................................................  29
         10.2  Termination......................................................  29

ARTICLE 11
Miscellaneous...................................................................  31
         11.1  Assignment.......................................................  31
         11.2  Severability.....................................................  31
         11.3  Notices..........................................................  32
         11.4  Governing Law....................................................  32
         11.5  Entire Agreement; Amendment......................................  32
         11.6  Headings; References.............................................  32
         11.7  Independent Contractors..........................................  32
         11.8  Waiver...........................................................  33
         11.9  Compliance with Export Regulations...............................  33
         11.10 Counterparts.....................................................  33
         11.11 Force Majeure....................................................  33
         11.12 No Strict Construction...........................................  33
         11.13 No Third Party Beneficiaries.....................................  33

EXHIBITS                      DESCRIPTION
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Exhibit A                     LGLS Patent Rights
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     JOINT DEVELOPMENT AND LICENSE AGREEMENT

This Joint Development and License Agreement (the "Agreement"), dated the 18th day of April, 2004 (the "Effective Date"), is by and between LG Life Sciences, Ltd., a corporation organized and existing under the laws of the Republic of Korea ("LGLS"), and Anadys Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware, United States ("Anadys").

                                    RECITALS

WHEREAS, LGLS and Anadys are each in the business of discovering, developing and commercializing pharmaceutical products;

WHEREAS, pursuant to that certain Amended and Restated Exclusive Option Agreement, entered into as of February 24, 2004 with an effective date of February 17, 2004 and as amended on March 22, 2004 (the "Option Agreement"), between LGLS and Anadys, LGLS granted Anadys an option (the "Option") to enter into a definitive agreement whereby, among other things, (1) LGLS and Anadys would enter into a co-development program (as defined herein, the "Joint Development Program") focused on the global clinical development and registration of the compound known as LB80380 for treating chronic Hepatitis B Virus (defined herein as "HBV") infection in humans and (2) LGLS would grant to Anadys the exclusive right to develop, register and commercialize in the Anadys Territory (as defined herein) said compound for so treating chronic HBV infection in humans;

WHEREAS, Anadys has advised LGLS that it has exercised the Option; and

WHEREAS, LGLS and Anadys desire to enter into this Agreement in accordance with the exercise by Anadys of the Option;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

"AFFILIATE" means any corporation or other entity which controls, is controlled by, or is under common control with, a party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting securities or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

"ANADYS INVENTIONS" means Inventions conceived of and reduced to practice in the course of the Joint Development Program solely by employees and agents of Anadys.

"ANADYS TERRITORY" means all countries in the world except the LGLS Territory.

"ANNUAL PLAN" means that part of the Global Development Plan for any Contract Year, to be updated as necessary and as agreed to by the parties hereto in accordance with the provisions of this Agreement during such Contract Year.

"ANTI-HBV FIELD" means the field of treating chronic Hepatitis B Virus ("HBV") infection in humans.

"[...***...] STUDY" means the [...***...] Study that is the subject of that certain document entitled "The [...***...] Clinical Study".

                                             ***Confidential Treatment Requested

"BUSINESS DAY" means a day on which banking institutions in Seoul, Korea and San Diego, California are open for business.

"CHINA" means The Peoples Republic of China.

"CLINICAL SUPPLY COSTS" means the fully burdened cost of the Compounds and Program Products utilized in the clinical trials in furtherance of the Joint Development Program.

"COMMERCIALIZATION" OR "COMMERCIALIZE" means any and all activities directed to marketing, promoting, distributing, offering for sale and selling a product, importing a product for sale, and manufacturing for commercial sale. When used as a verb, "Commercialize" means to engage in Commercialization.

"COMPOUNDS" means (i) the compound designated LB80380, which has the following structure:

                  [...***...];

                  (ii) [...***...], which has the following structure:,

                                                                           ;

                                                       [...***...]

                  (iii)[...***...], which has the following structure,

                  [...***...]

                  (iv) [...***...];

                  (v)  [...***...]; and

                  (vi) [...***...].

"CONFIDENTIAL INFORMATION" means all proprietary materials, know-how or other information (whether or not patentable) related to: (1) the Compounds and the Program Products, (2) the Global Development Plan and Joint Development Program,
(3) the contents of this Agreement (including the exhibit attached hereto), the Option Agreement (including the exhibit attached thereto), and the terms and conditions of the transactions contemplated hereby and thereby and (4) such other information of a confidential and proprietary nature disclosed by one party to the other party during the term of this Agreement.

"CONTRACT QUARTER" means each full or partial calendar quarter during the Joint Development Program Term.

                                             ***Confidential Treatment Requested

"CONTRACT YEAR" means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31, 2004 (the "First Contract Year"), and (b) with respect to each subsequent Contract Year, the twelve (12) month period beginning on the day following the end of the First Contract Year and each succeeding twelve (12) month period thereafter during the Term (except that the last Contract Year shall end on the last day of the Joint Development Program Term).

"CONTROL" means in relation to intellectual property rights possession of the ability to grant a license or sublicense under such intellectual property rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. For the removal of doubt, the capitalized term "Control" as used in this Agreement is different from the uncapitalized term "control" as used in the definition of Affiliate in this Section 1.1.

"COVERING", "COVER", or "COVERED" means, with respect to a Patent Right, that, but for a license granted to a party under a Valid Claim included in such Patent Right, the practice by such party of an invention claimed in such Patent Right would infringe such Valid Claim or in the case of a Patent Right that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

"CRO" means a contract research organization engaged by LGLS or Anadys to manage clinical or pre-clinical studies of or other Development activities relating to any Compound or Program Product.

"DEVELOPMENT" or "DEVELOP" means, with respect to a drug candidate preclinical and clinical drug development activities, including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, clinical studies and regulatory affairs, product approval and registration. When used as a verb, "Develop" means to engage in Development.

"DROPPED PROGRAM PRODUCT" has the meaning given to that term in Section
2.6.1(b).

"EFFECTIVE DATE" means the date of this Agreement.

"EMEA" means the European Agency for the Evaluation of Medicinal Products, or any successor thereto.

"EUROPE" means, as of the Effective Date, the countries that are members of the European Union and the countries that have entered into agreements with the European Union to be admitted as members to the European Union.

"EXECUTIVE OFFICERS" means the Chief Executive Officer of Anadys (or an executive of Anadys designated by such Chief Executive Officer) and the Chief Executive Officer of LGLS (or an executive of LGLS designated by such Chief Executive Officer).

"FDA" means the United States Food and Drug Administration, or any successor agency thereto.

"FIRST COMMERCIAL SALE" means, for each Royalty-Bearing Product, on a country-by-country basis, the first shipment of Royalty-Bearing Product to a Third Party by the Royalty-Paying Party, its Affiliates or sublicensees in a country in the Anadys Territory or in China, as applicable, after Regulatory Approval has been achieved for such Royalty-Bearing Product in such country. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

"FTE" means a full time equivalent person year of scientific, technical or managerial work on or directly related to the Joint Development Program.

"FTE COSTS" means the cost attributed to an FTE, as shall be mutually agreed by the Joint Development Committee.

"GENERIC PRODUCT" means a product that has been approved for marketing (i) in the United States by the FDA pursuant to an Abbreviated New Drug Application in accordance with the Hatch-Waxman Act of 1984, as amended, as a "new drug" (as defined in said Act) in respect of which the conditions of use prescribed, recommended, or suggested in the labeling proposed for such new drug have been previously approved by the FDA for the Product or (ii) in any other country by the counterpart agency of the FDA in that country pursuant to any similar statute, regulation or other legal authority in that country.

"GLOBAL DEVELOPMENT BUDGET" means the budget containing the planned Global Development Costs, in form and substance initially determined and approved by the Joint Development Committee and as amended and revised from time to time during the Joint Development Program Term in accordance with the provisions of this Agreement.

"GLOBAL DEVELOPMENT COSTS" means the costs incurred for or associated with any [...***...] and [...***...] or other [...***...] which are necessary for
[...***...] contemplated by the Global Development Plan, in each case that are directly related to [...***...] for treatment of chronic HBV infection in humans. In addition, Global Development Costs shall include [...***...] for those activities that [...***...] of the Development of any Compound, including, [...***...] provided, that such allocations are mutually determined and agreed by the Joint Development Committee prior to such allocation in accordance with
Section 2.2.4 of this Agreement. Global Development Costs shall not include costs related to [...***...], including [...***...] of any [...***...]. Global
Development Costs include [...***...] including [...***...] and the [...***...] Study, and, in respect of studies or Development activities initiated prior to the Option Period, all the costs incurred by the conduct of such studies or Development activities after the date Anadys exercises the Option.

"GLOBAL DEVELOPMENT PLAN" means the global clinical development and regulatory strategy and plan for conducting, coordinating, and allocating resources for the clinical study and registration of the Program Products in the Anti-HBV Field, as may be amended from time to time in accordance with the terms of this Agreement.

"HBV" means Hepatitis B Virus.

"IND" means (a) (i) an Investigational New Drug Application, as defined in the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing of a Program Product in human subjects, or any successor application or procedure and (ii) any foreign counterpart of a U.S. Investigational New Drug Application, and (b) all supplements and amendments that may be filed with respect to the foregoing.

"INITIATION" means with respect to a clinical study the administration of a Compound or Program Product to the first subject dosed in such clinical study.

"INTERNAL FTE" means with respect to each Party an FTE that performs scientific, technical or managerial work on or directly related to the Joint Development Program, which such work is necessary or advisable to be performed by an employee of such Party; provided, however, that the term Internal FTE shall not include any FTE included in the calculation of FTE Costs included in Global Development Cost.

"INVENTIONS" means any processes, methods, techniques, formulas, equipment designs, know-how, show-how and trade secrets, discoveries, practices, technology, designs, works of authorship, instructions, and other intellectual property, patentable or otherwise, tangible or intangible, including, without limitation, as described in Section 101 of the United States Patent Law, any new and useful process, machine, manufacture, or composition of matter, or any new and useful improvement thereof.

"JOINT DEVELOPMENT COMMITTEE" means the committee formed pursuant to Section
3.1.

                                             ***Confidential Treatment Requested

"JOINT DEVELOPMENT PROGRAM" means the joint development program to be conducted by the Parties in accordance with the Global Development Plan and this Agreement.

"JOINT DEVELOPMENT PROGRAM TERM" means the term of the Joint Development Program set forth in Section 2.1.2.

"JOINT STEERING COMMITTEE" means the committee formed pursuant to Section 5.6.

"JOINT INVENTIONS" has the meaning given to that term in Section 6.1.4.

"JOINT PATENT RIGHTS" has the meaning given to that term in Section 6.1.4.

"LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

"LGLS INVENTIONS" means Inventions conceived of and reduced to practice in the course of the Joint Development Program solely by employees and agents of LGLS.

"LGLS KNOW-HOW" means any know-how, trade secret, experimental data, formula, expert opinion, experimental procedure, pre-clinical and clinical data, regulatory data and filings and other confidential and/or proprietary information concerning any Compound or Program Product or its manufacture or use (including, but not limited to the Global Development Plan, all results of any experiment or study undertaken prior to the Effective Date, LGLS Inventions, Joint Inventions assigned to LGLS under Section 6.1.4 and any intellectual property created as a result of performing the Global Development Plan) that is Controlled by LGLS and that is necessary or useful for either (i) the formulation, manufacture, development, use, and/or application of any Compound or Program Product, or (ii) establishing clinical trials and obtaining registration of any Compound or Program Product.

"LGLS PATENT RIGHTS" means (i) the patents and the patent applications referred to in Exhibit A and any other patents and patent applications [...***...] that are [...***...], or [...***...] that are [...***...] or [...***...] including, without limitation, such claims [...***...] or [...***...] to [...***...] (ii)
all foreign counterparts of any of the patents and patent applications specified in clause (i) of this definition; and (iii) [...***...] that provide [...***...] to the [...***...] in the applicable [...***...] the [...***...] or [...***...]
of [...***...] to any of the foregoing.

"LGLS TERRITORY" means the following countries and territories: Korea, China, Taiwan, Hong Kong, Macao, Bangladesh, Bhutan, Nepal, India, Sri Lanka, Pakistan, Thailand, Laos, Myanmar, Philippines, Vietnam, Indonesia, Singapore, Malaysia, Brunei, and Cambodia.

"MARKET EXCLUSIVITY" means, with respect to a Program Product in a country, any law, regulation, decree or other right that prohibits a third party from manufacturing, using, selling, promoting, marketing, distributing or importing such Product in that country in the absence of the license granted under this License Agreement.

"NDA" means (a) (i) a New Drug Application pursuant to 21 U.S.C. Section 505(b)(1) submitted to the FDA or any successor application or procedure and
(ii) any non-U.S. counterpart of a U.S. New Drug Application, and (b) all supplements and amendments, including supplemental New Drug Applications (and any foreign counterparts), that may be filed with respect to the foregoing.

"NET SALES" means, with respect to a Program Product, the gross receipts representing sales of such Program Product to Third Parties by a Party and its Affiliates and sub-licensees in the that Party's Territory, less deductions for the following items:

      (i) reasonable transportation and insurance charges borne by the selling party,

      (ii) sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of the Product,

      (iii) rebates or allowances actually granted or allowed, including government and managed care rebates,

      (iv) quantity discounts, cash discounts or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of the Product, and

      (v) allowances or credits to customers, not in excess of the selling price of the Product, on account of governmental requirements, rejection, outdating, recalls or return of the Product.

Sales between a Party and its Affiliates and sub-licensees shall be excluded from the computation of Net Sales and no royalties shall be payable on such sales.

"OPTION" has the meaning given to that term in the Recitals to this Agreement.

"OPTION AGREEMENT" has the meaning given to that term in the Recitals to this Agreement.

"OPTION PERIOD" means the period of time commencing on February 17, 2004 and ending on the Effective Date.

"PARTY" means Anadys or LGLS; "PARTIES" means Anadys and LGLS.

"PATENT RIGHTS" means all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

"PHASE 2B STUDY" means a dose ranging clinical trial, including, without limitation, the [...***...] Study, to evaluate further the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen.

"PHASE 3 STUDY" means a clinical trial to confirm with statistical significance the efficacy and safety of the drug in larger, targeted patient populations, performed to obtain approval of a product application.

"PROGRAM PRODUCT" means any pharmaceutical formulation containing a Compound for administration to humans to treat chronic HBV infection.

"PROGRAM MATERIAL" means any Program Products, Compounds and any material first identified or discovered in the conduct of the Joint Development Program, including, without limitation, biological materials such as tissue samples, receptors, reagents and screens.

"PROGRAM TECHNOLOGY" means any Invention, information, data, results from any experiment or study, including, without limitation, clinical trial results, that
(a) is Controlled by a Party or jointly by the Parties and, (b) (i) relates to the Anti-HBV Field, is utilized in the Joint Development Program (but only to the extent so utilized), and is discovered or acquired by a Party and/or any of its Affiliates during the Joint Development Program Term but outside of the conduct of the Joint Development Program, or (ii) is first invented or discovered in the conduct of the Joint Development Program or in the course of the Development or Commercialization of any Program Product. For clarity, Program Technology excludes Program Materials, LGLS Know-how, LGLS Patent Rights, LGLS Inventions, and Anadys Inventions.

                                             ***Confidential Treatment Requested

"REGULATORY APPROVAL" means in any country or political subdivision thereof in a Territory any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, permits, authorizations or the like of any Regulatory Authority in such country or political subdivision thereof that is necessary or advisable to have been issued or granted in order to Develop and/or Commercialize pharmaceutical compounds or drug products in that country or political subdivision thereof.

"REGULATORY AUTHORITY" in any country or political subdivision thereof in a Territory the federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity or like authority in such country or political subdivision with jurisdiction over the Development and/or Commercialization of pharmaceutical compounds and drug products in that country or political subdivision thereof.

"ROYALTY-BEARING PRODUCT" means a Program Product.

"ROYALTY-PAYING PARTY" means, with respect to a Royalty-Bearing Product, the Party obligated to pay royalties to the other Party under any of the provisions of Article 5.

"TERRITORY" means the Anadys Territory or the LGLS Territory, as applicable.

THIRD PARTY" means any entity other than Anadys or LGLS or an Affiliate of Anadys or LGLS.

"UNILATERAL PRODUCT" has the meaning given to that term in Section 2.6.1(b).

"VALID CLAIM" means a claim (a) of any issued, unexpired patent [...***...] or [...***...] by a [...***...] of a [...***...] of [...***...] from which
[...***...] to which [...***...] is [...***...] the [...***...] for [...***...]
and which [...***...] or [...***...] or [...***...] through [...***...] or (b)
of any patent application which shall not have been [...***...] nor been [...***...] for [...***...] [...***...] [...***...][...***...] for such
[...***...].

                                   ARTICLE 2
                            JOINT DEVELOPMENT PROGRAM

2.1   GENERAL.

      2.1.1 COLLABORATION. During the Joint Development Program Term, the Parties shall collaborate with each other in carrying out the Joint Development Program as set forth in the then current Global Development Plan.

      2.1.2 TERM. The term of the Joint Development Program (the "Joint Development Program Term") shall commence on the Effective Date and end on the earlier to occur of the termination or expiration of this Agreement as specified in Article 10.

      2.1.3 EXCLUSIVITY. During the Joint Development Program Term, [...***...], shall not [...***...] in [...***...] [...***...] the [...***...] of
            which is the [...***...] and [...***...] of any [...***...] for
            [...***...] in [...***...] other than [...***...] in accordance with the [...***...]; provided, however, that this [...***...] shall not apply to the [...***...] as [...***...] or [...***...] of the
            [...***...] of [...***...], including, without limitation, [...***...] and the like, as long as [...***...] containing such [...***...] or [...***...] of [...***...] of [...***...] shall
            [...***...] affect [...***...].

2.2   JOINT DEVELOPMENT COMMITTEE.

      2.2.1 FORMATION AND MEMBERSHIP. Promptly after the Effective Date, but not later than [...***...] ([...***...]) days after Effective Date, Anadys and LGLS shall establish a Joint Development Committee (the "Joint Development Committee") comprised of three (3) representatives designated by Anadys and three (3) representatives designated by LGLS, with the right of each party to designate successive

                                             ***Confidential Treatment Requested
            substitutes for its representatives; provided that such equal number of representatives shall be increased or decreased as may be determined by the Joint Development Committee. The Joint Development Committee shall be chaired by one representative of LGLS to be designated by LGLS and one representative of Anadys to be designated by Anadys, with the right of each party to designate successive substitutes for its designee.

      2.2.2 RESPONSIBILITIES. The Joint Development Committee shall have overall responsibility for managing, directing, overseeing and implementing the Global Development Plan, but shall not have any power to amend, modify or waive compliance with the terms of this Agreement. The Joint Development Committee shall be responsible for, among other things:

            (a) Preparing the content of the Global Development Plan and Global Development Plan Budget as provided in Sections 2.3 and
                  2.5 hereof for review and approval by the Joint Steering Committee in accordance with Section 5.6.4;

            (b) providing a forum for consensual decision making relating to the initial Global Development Plan and its amendment from time to time during the Joint Development Project Term;

            (c) monitoring the Parties' compliance with their respective obligations under the Global Development Plan.

      2.2.3 ADMINISTRATIVE MATTERS. The chairs of the Joint Development Committee shall be responsible for calling meetings of the Joint Development Committee to be held in accordance with Section 2.2.5, for distributing a proposed agenda in advance of each meeting called by such chairs, and for leading such meetings. At each meeting of the Joint Development Committee, a Joint Development Committee member of the Party appointed by the Chairs of the Joint Development Committee shall serve as secretary of that meeting and shall record the minutes of such meeting. Such minutes shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Joint Development Committee. The secretary of each meeting shall distribute to all members of the Joint Development Committee such minutes within [...***...] ([...***...]) weeks after such meeting At such next meeting, the Joint Development Committee shall approve or disapprove of such minutes, and such minutes shall be revised as necessary for further review and approval or disapproval by the Joint Development Committee. Final minutes of each meeting shall be distributed to the members of the Joint Development Committee by the member of the Joint Development Committee who served as secretary at such meeting or such member's replacement, if any.

      2.2.4 DECISION MAKING. The Joint Development Committee will attempt in good faith to make decisions by consensus with respect to any matters that properly come before it. If the Joint Development Committee cannot reach consensus on a matter within [...***...] ([...***...]) days from the day the matter is so submitted to them, the Joint Development Committee shall refer such matter to the Joint Steering Committee to attempt in good faith to reach a mutually agreeable decision in accordance with Section 5.6.4. If the Joint Steering Committee cannot reach consensus on the matter within [...***...] ([...***...]) days from the day the matter is so submitted to them, the Joint Steering Committee shall refer such matter to the Chief Executive Officers ("CEOs") of LGLS and Anadys to attempt in good faith to reach a mutually agreeable decision. If the CEOs cannot reach consensus on the matter within [...***...] ([...***...]) days from the day the matter is so submitted to them, then the matter shall be [...***...] in accordance with [...***...];[...***...],[...***...], that for the [...***...] of
            [...***...] from the [...***...] until the [...***...] of the
            [...***...], if the [...***...] cannot [...***...] any such
            [...***...] so [...***...] to them for [...***...] within
            [...***...] from the [...***...] the [...***...]is so [...***...] to them, then [...***...] shall have the [...***...]; provided that [...***...] in the then [...***...] that is [...***...] of the then
            [...***...] contained therein [...***...].

      2.2.5 MEETINGS.

                                             ***Confidential Treatment Requested

            (a) The Joint Development Committee shall meet at least [...***...] ([...***...]) times per year following its formation during the term of the License Agreement. Such meetings shall be held at such times and places as are mutually agreed upon by the Joint Development Committee, with at least [...***...] ([...***...]) such meetings per year to be [...***...]; and at meetings not designated as being [...***...], the representatives may participate by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

            (b) Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the Joint Development Committee in person. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate representative to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite additional employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the Joint Development Committee.

            (c) Either Party may also convene a special meeting of the Joint Development Committee for the purpose of resolving disputes or for the purpose of reviewing (or making) a decision pertaining to the Global Development Plan by providing at least [...***...] ([...***...]) Business Days written notice to the other Party.

2.3   GLOBAL DEVELOPMENT PLAN.

      2.3.1 CONTENTS. The Global Development Plan shall contain a chronology of the specific objectives and milestones comprising the Joint Development Program, a chronology of the actions to be undertaken by each Party to achieve such objectives and milestones in a timely manner, and the Global Development Budget. The Global Development Plan shall be consistent with the other terms and conditions of this Agreement.

      2.3.2 INITIAL ADOPTION. The Joint Development Committee shall prepare and approve and the Joint Steering Committee shall approve in accordance with Section 5.6.4 the initial version of the Global Development Plan (including the details of the [...***...] Study and the details of the [...***...] required for Regulatory Approval) within [...***...] ([...***...]) [...***...] following the Effective Date;
            provided, however, that to the extent the manufacturing and chemistry manufacturing and controls audits are not complete due to the lack of cooperation by LGLS, and the data listings are not provided by LGLS to Anadys within [...***...] ([...***...]) [...***...] following the Effective Date, then the timeline for finalization of the Global Development Plan may be extended beyond such [...***...] ([...***...]) [...***...] period by the number of days of such delay.

      2.3.3 AMENDMENT. The Joint Development Committee shall, in accordance with
            Section 2.2.4, update and amend, as necessary or advisable, the then current Global Development Plan from time to time during the Joint Development Program Term; provided that no less than annually during the last calendar quarter of each calendar year during the Joint Development Project Term, the Joint Development Committee shall review the Global Development Plan and shall either (a) amend or revise the Global Development Plan as the Joint Development Committee deems necessary or advisable or (b) expressly confirm that such amendment or revision is not then necessary or advisable. All such amendments of the Global Development Plan shall be subject to the approval of the Joint Steering Committee pursuant to Section 5.6.4.

2.4   CONDUCT OF THE JOINT DEVELOPMENT PROGRAM.

      2.4.1 OBJECTIVE. The Parties shall conduct the Joint Development Program in a manner reasonably likely to result in the achievement of the objectives and milestones in accordance with such program progression guidelines. Each Party shall use commercially reasonable efforts to conduct the activities of the Joint Development Program which are assigned to it in the Global Development Plan. The Parties acknowledge

                                             ***Confidential Treatment Requested
            and agree that neither Party guarantees the success of the tasks to be undertaken by it in accordance with the Global Development Plan.

      2.4.2 COMPLIANCE WITH LAW. Each Party agrees to conduct such Development activities in compliance with all Laws that are applicable to the particular stage of Development of each Compound or Program Product, including without limitation, Good Laboratory Practices, Good Clinical Practices and Good Manufacturing Practices.

      2.4.3 PROGRAM DIRECTORS. Each Party shall identify one of its representatives to serve as a program director with responsibility for overseeing that Party's day-to-day activities relating to the Joint Development Program and to serve as a contact person for coordinating Joint Development Program activities between the Parties.

      2.4.4 ALLOCATIONS OF FTES.

            (a) In addition to sharing the Global Development Costs in accordance with Section 2.5.1, [...***...] to the Joint Development Program activities over the course of the Joint Development Program. All FTE utilization shall be expressly provided for in the Global Development Plan or otherwise approved by the Joint Development Committee. The Joint Development Committee may, in accordance with Section 2.2.4, amend the Global Development Plan as [...***...] and participation by the Parties over the course of the Joint Development Program, and any such amendment shall be subject to the approval of the Joint Steering Committee in accordance with Section 5.6.4.

            (b)   If either Party [...***...] in [...***...] to, or [...***...]
                  by the Parties in, the Joint Development Program, such Party may submit the matter to the Joint Development Committee. Taking into account [...***...] and [...***...] in and to the Joint Development Program by the Parties, the Joint Development Committee shall [...***...] [...***...] [...***...] by the Parties in the Joint Development Program. At the request of a Party, the other Party shall [...***...] Party, at reasonable times and upon reasonable notice but [...***...] to [...***...] at [...***...] of [...***...] of
                  the [...***...] the [...***...] the other Party to the Joint Development Committee regarding [...***...] Joint Development Program by such Party.

      2.4.5 JOINT DEVELOPMENT PROGRAM RECORDS.

            (a) In order to protect the Patent Rights under any applicable Law in any inventions conceived or reduced to practice during or as a result of the Joint Development Program, each Party agrees to maintain a policy which requires its employees to record and maintain all data and information developed during the Joint Development Program in such a manner as to enable the Parties to use such records to establish the earliest date of invention and/or diligence to reduction to practice.

      2.4.6 LIABILITY. In connection with conduct of the Joint Development Program, each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent acts or omissions of that Party or its Affiliates, and their respective directors, officers, employees and agents.

      2.4.7 SUBCONTRACTORS. Either Party may perform some of its obligations under the Joint Development Program through one or more subcontractors; provided that (a) none of the rights of the other Party hereunder are diminished or otherwise adversely affected as a result of such subcontracting, (b) such Party obtains the written approval of the other Party prior to engaging any subcontractor, which approval shall not be unreasonably withheld or delayed, and
            (c) the subcontractor undertakes in writing obligations relating to the ownership and protection of Patent Rights in the Program Technology set forth in this Agreement and

                                             ***Confidential Treatment Requested
            confidentiality and non-use regarding the other Party's Confidential Information which are substantially the same as those undertaken by Anadys and LGLS pursuant to Article 9 hereof. In the event a Party performs one or more of its obligations under the Joint Development Program through a subcontractor, then such Party shall at all times be responsible for the performance of such subcontractor. For the avoidance of doubt, it is understood that an Affiliate of a Party shall not be deemed to be a subcontractor of such Party

      2.4.8 CLINICAL SUPPLIES OF COMPOUNDS.

            (a) LGLS will supply sufficient quantities of the Compounds as bulk drug substance to support on a global basis the conduct of the human clinical trials through completion of Phase 2b Studies contemplated by the Global Development Plan. In addition, LGLS shall have the option to provide finished Program Product formulated from such quantities of the Compounds to support such clinical trials.

            (b) Clinical Supply Costs incurred by the Parties shall be deemed to be Global Development Costs.

            (c) All Compounds or Program Product, as applicable, provided by LGLS to Anadys shall (i) be used only in furtherance of the Joint Development Program and in accordance with the Global Development Plan, (ii) be used solely under the control of Anadys and its Affiliates, (iii) not be used or delivered to or for the benefit of any Third Party without the prior written consent of LGLS, and (iv) not be used in research or testing involving human subjects except as set forth in an IND or similar approval from the Regulatory Authority having jurisdiction over such research or testing effective for human clinical trials of such Compounds or Program Product, as applicable, and with the requisite degree of care, prudence and appropriate caution for conducting clinical trials in humans experimental work dictated by applicable Laws and custom.

            (d) All quantities of Compounds or Program Products, as applicable, supplied by LGLS to Anadys under this Section
                  2.4.8 shall be of GMP quality and shall comply with the specifications for such Compounds or Program Products, as applicable, set forth in the Global Development Plan and in the international dossier relating thereto. EXCEPT FOR THIS REPRESENTATION AND WARRANTY AS TO SUCH GMP QUALITY AND COMPLIANCE WITH SUCH SPECIFICATIONS, THE COMPOUNDS OR PROGRAM PRODUCTS, AS APPLICABLE, ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF SUCH COMPOUNDS OR PROGRAM PRODUCTS, AS APPLICABLE, WILL SUCCESSFULLY TREAT THE INDICATION IN RESPECT OF WHICH SUCH COMPOUNDS OR PROGRAM PRODUCTS, AS APPLICABLE, ARE BEING PROVIDED FOR CLINICAL STUDIES THEREOF.

      2.4.9 NON-SOLICITATION. During the Joint Development Program Term, and for a period of [...***...] ([...***...])[...***...] thereafter, neither
            Party shall either directly or indirectly solicit, recruit, induce, encourage or attempt to induce or encourage any employee of the other Party or any independent contractor primarily dedicated to the Joint Development Program or in Commercialization activities to terminate his or her employment with such other Party and become employed by or consult for such other Party whether or not such employee is a full-time employee of such other Party, whether or not such employment is pursuant to a written agreement or is at-will.

2.5   GLOBAL DEVELOPMENT COSTS AND BUDGET.

      2.5.1 ALLOCATION OF GLOBAL DEVELOPMENT COSTS. Anadys and LGLS will each bear fifty percent (50%) of the Global Development Costs.

      2.5.2 GLOBAL DEVELOPMENT BUDGET.

                                             ***Confidential Treatment Requested

            (a) The Global Development Budget shall be included, among other things, in the Global Development Plan. The Global Development Budget shall include reasonable estimates of total Global Development Costs and allocation of Internal FTEs on a year-by-year basis and specify in reasonable detail on a study-by-study and activity-by-activity basis the Global Development Costs expected to be incurred for the current and next succeeding calendar years.

            (b) The Global Development Budget shall be approved by the Joint Development Committee in accordance with the provisions of Sections 2.2.4 and 2.3 hereof, and further approved by the Joint Steering Committee in accordance with Section 5.6.4 and during the last quarterly meeting of each calendar year, the Joint Development Committee shall review and propose modifications for the Joint Steering Committee to approve in accordance with Section 5.6.4, as necessary or advisable, the Global Development Budget, and shall in connection therewith specify in reasonable detail on a study-by-study and activity-by-activity basis the Global Development Costs expected to be incurred for the next succeeding calendar year. Subject to the provisions of Sections 2.2.4 and 2.3 hereof, any such amendment shall be by written agreement signed by a representative from each Party and the Global Development Budget as so amended and agreed by the Parties will thereupon become effective.

            (c) The Joint Development Committee shall review on a quarterly basis any variance between actual Global Development Costs and budgeted Global Development Costs for the immediately preceding quarter, shall determine the reasons for any such variances, assess whether such variances are likely to continue, and, if necessary or advisable, agree on a revised Global Development Budget or otherwise request that one or both Parties take such actions as are required to address or remedy the continuation of such variance.

      2.5.3 REIMBURSEMENT OF GLOBAL DEVELOPMENT COSTS.

            (a) Upon execution of this Agreement, [...***...] in [...***...] representing [...***...].

            (b) At each quarterly meeting of the Joint Development Committee, the Joint Development Committee shall determine if the Global Development Costs and allocation of Internal FTEs incurred by the Parties during the preceding calendar quarter have been borne by the Parties in accordance with Section 2.5.1 hereof. To the extent that one Party has paid more than its allocable share pursuant to Section 2.5.1 and the other Party has paid less than its allocable share pursuant to Section 2.5.1, the Party that has so underpaid shall within [...***...] ([...***...]) days following such determination pay to the Party that has so overpaid the amount by which such Party has so overpaid, as determined by the Joint Development Committee.

2.6   DISCONTINUED DEVELOPMENT.

      2.6.1 UNILATERAL DECISION.

            (a) In the event that either Party elects not to continue its participation in Development of a Program Product, such Party (as the "First Party") shall provide written notice to the other Party (as the "Second Party") of such election (a "Notice of Discontinuance"). Upon providing a Notice of Discontinuance, such First Party's obligations with respect to such discontinued Program Product shall cease, subject to acting in good faith with respect to the winding down or transition of studies that may be necessary so as not to adversely affect the Development of such Program Product by the other Party.

            (b) Upon receipt of a Notice of Discontinuance, the Second Party, by providing written notice to the First Party within [...***...] ([...***...]) days of receipt of the Notice of Discontinuance, may elect

                  (i) to also discontinue Development of such Program Product, and such Program Product shall thereupon be deemed a "Dropped Program Product", or

                                             ***Confidential Treatment Requested

                  (ii) to continue Development of the Program Product, and such Program Product shall thereupon become a "Unilateral Product" and cease being a Program Product.

            (c)   In the case of any Unilateral Product,

                  (i) if the Party electing to continue Development thereof is LGLS, then (A) LGLS shall pursue such Development in accordance with its retention of ownership of all LGLS Patent Rights and its rights to or under the Program Technology, Program Materials, the Global Development Plan, the Joint Patent Rights assigned to Anadys under
                        Section 6.1.4 and licensed to LGLS under Section 3.1.2, and Anadys's Patent Rights to the Anadys Inventions licensed to LGLS under Section 3.1.2 and (B) in the case of such Joint Patent Rights and such Patent Rights in the Anadys Inventions, LGLS and Anadys shall negotiate in good faith the terms and conditions under which LGLS may so continue to use such Joint Patent Rights and such Patent Rights for continued Development and Commercialization of such Unilateral Product, or

                  (ii) if the Party electing to continue Development thereof is Anadys, then (A) Anadys shall pursue such Development in accordance with its license to the LGLS Patent Rights and LGLS Know-How and its rights to or under the Program Technology, Program Materials (excluding any right to be supplied by LGLS with clinical supplies of such Unilateral Product or the Compound comprising such Unilateral Product), the Global Development Plan, and
                        (B) in the case of the LGLS Patent Rights and LGLS Know-how, if Anadys desires to renegotiate the terms and conditions of this Agreement, then LGLS and Anadys shall negotiate in good faith the terms and conditions under which Anadys may so continue to use the LGLS Patent Rights and LGLS Know-How for continued Development and Commercialization of such Unilateral Product.

      2.6.2 JOINT DECISION. In the event that both Parties mutually elect not to continue their participation in the Development of a Program Product, by exchange of mutual Notices of Discontinuance or mutual written agreement, then such Program Product shall thereupon be deemed a Dropped Program Product. Any mutual election of the Parties to not continue their participation in Development of a Program Product shall have no effect on (i) LGLS's continued ownership of all LGLS Patent Rights and LGLS Know-how, its rights in the Program Technology, Program Materials and the Global Development Plan, and the license granted by Anadys to LGLS under Section 3.1.2 to the extent such license relates to other Program Products, and (ii) Anadys's continued ownership of all its Patent Rights in the Anadys Inventions, its rights in the Program Technology, Program Materials and the Global Development Plan, and the license granted by LGLS to Anadys under Section 3.1.1 to the extent such license relates to other Program Products.

      2.6.3 EFFECT ON GLOBAL DEVELOPMENT PLAN. If a Program Product becomes a Dropped Program Product pursuant to Sections 2.6.1(b)(i) or 2.6.2 or becomes a Unilateral Product pursuant to Section 2.6.1(b)(ii), then the Joint Development Committee shall promptly revise the Global Development Plan as necessary or advisable to reflect such change in the status of such Program Product.

                                    ARTICLE 3
                                    LICENSES

3.1   SCOPE.

      3.1.1 LGLS GRANT TO ANADYS. Subject to the terms and conditions of this Agreement, LGLS hereby grants to Anadys an exclusive royalty-bearing license, with the right to sublicense, under all LGLS Patent Rights and LGLS Know-How, including, without limitation, LGLS's rights in LGLS Inventions, to develop, make, have made, use, register, offer to sell, sell, export and import the Compounds and Program Products in the Anadys Territory in the Anti-HBV Field.

      3.1.2 ANADYS GRANT TO LGLS. Subject to the terms and conditions of this Agreement, Anadys hereby grants to LGLS an exclusive license, non-royalty-bearing except with respect to Net Sales of Program Products in China, with the right to sublicense, under all Patent Rights in the Anadys Inventions and Joint Patent

            Rights assigned to Anadys under Section 6.1.4 of this Agreement, and know-how of Anadys relating to such Anadys Inventions and such Joint Patent Rights, to develop, make, have made, use, register, offer to sell, sell, export and import the Compounds and Program Products in the LGLS Territory in the Anti-HBV Field.

      3.1.3 PROGRAM TECHNOLOGY AND PROGRAM MATERIALS. Subject to the terms and conditions of this Agreement, LGLS hereby grants to Anadys [...***...] license during the term of this Agreement under [...***...] in the [...***...] and the [...***...] [...***...] for
            the purpose of [...***...]. Subject to the terms and conditions of this Agreement, Anadys hereby grants to LGLS a [...***...] license during the term of this Agreement under Anadys's interest in the [...***...] and the [...***...] for the purpose of [...***...]
            [...***...] to [...***...] the [...***...]; provided, however, that
            [...***...] shall not be required for [...***...] by either Party [...***...] contemplated by the Global Development Plan, by LGLS to [...***...] for Development and Commercialization of Compounds and Program Products [...***...] or by Anadys to [...***...] within the [...***...] for Development and Commercialization of Compounds and Program Products [...***...]

3.2   SUBLICENSES.

      3.2.1 The right granted to Anadys in Section 3.1.1 to sublicense the rights granted in said Section 3.1 is subject to the following conditions:

            (a) any such sublicense (each a "Sublicense") to any sublicensee (each an "Anadys Sublicensee") will be consistent with and not contravene in any way the rights of LGLS under this Agreement and will be set forth in a written agreement containing terms and conditions substantially similar to those contained in this Agreement, provided that the scope of the rights granted in any Sublicense may not exceed, but may be the same or less than, the scope of the rights granted to Anadys in said
                  Section 3.1, and further provided [...***...];

            (b)   [...***...] will [...***...] the [...***...] of [...***...]
                  with [...***...] on the [...***...] of [...***...], and the
                  [...***...] of any such [...***...] to any [...***...] is
                  [...***...] to the [...***...] in [...***...], and [...***...]
                  under [...***...] that is [...***...] in [...***...] with
                  [...***...] be [...***...].

      3.2.2 If this Agreement is terminated for any reason, [...***...] to [...***...] the [...***...] to [...***...] the [...***...] of
            [...***...] as [...***...] by [...***...], and [...***...] shall
            [...***...] such [...***...] as may be [...***...] by [...***...] to
            [...***...] the [...***...] to [...***...] of all of [...***...],
            including, without limitation, the [...***...] any [...***...] due [...***...] under such [...***...].

      3.2.3 [...***...].

      3.2.4 The terms and conditions of Sections 3.2.1, 3.2.2 and 3.2.3 shall apply mutatis mutandis to the right granted to LGLS in Section 3.1.2 to sublicense the rights granted in said Section 3.1.2.

3.3   RETAINED RIGHTS.

      3.3.1 GENERALLY. With respect to this Agreement, [...***...] to [...***...] under the [...***...], including, without limitation, [...***...] and [...***...] the [...***...].

      3.3.2 GLOBAL DEVELOPMENT PLAN. Subject to the rights granted to Anadys under this Agreement, the [...***...],[...***...]of [...***...].

                                             ***Confidential Treatment Requested

      3.3.3 [...***...]

                                    ARTICLE 4
                               REGULATORY MATTERS

4.1   LEAD REGULATORY PARTIES.

      4.1.1 APPOINTMENTS. [...***...] will be the [...***...] in the
            [...***...], and [...***...] will be the [...***...] in the
            [...***...].

      4.1.2 RESPONSIBILITY OF LEAD REGULATORY PARTY. Unless otherwise determined by the Joint Development Committee, the Lead Regulatory Party in each Territory shall (a) be responsible for obtaining the Regulatory Approvals for the Compounds and Program Products contemplated by the Global Development Plan in each country or political subdivision thereof in such Territory and (b) shall take all actions, including, without limitation, corresponding, meeting, communicating, interfacing and making filings with and submissions to the Regulatory Authorities in such countries or political subdivisions thereof in such Territory as are necessary or advisable to obtain in the name of such Lead Regulatory Party all such Regulatory Approvals.

4.2   OWNERSHIP OF REGULATORY APPROVALS.

      4.2.1 ANADYS TERRITORY. Anadys shall hold all Regulatory Approvals for Program Products for all countries in the Anadys Territory, unless otherwise determined by the Joint Development Committee.

      4.2.2 LGLS TERRITORY. LGLS shall hold all Regulatory Approvals for Program Products for all countries in the LGLS Territory, unless otherwise determined by the Joint Development Committee.

      4.2.3 TRANSFERS FOR DEVELOPMENT AND COMMERCIALIZATION.

            (a) The Lead Regulatory Party in each Territory shall license, transfer, provide a letter of reference with respect to, or take other action necessary to make available such INDs or NDAs as are filed in each country in such Territory to the other Party as may be reasonably necessary to enable such other Party to fulfill its obligations under the Global Development Plan with respect to the Development of such Compounds and Program Products and under the Global Commercialization Plan with respect to the Commercialization of such Program Product.

            (b) If the license granted to Anadys in Section 3.1 hereof with respect to any Compound or Program Product terminates prior to the License Termination Date in respect of such Compound or Program Product or such Compound or Program Product becomes a Unilateral Product of LGLS, Anadys shall transfer and take all such other action as is necessary or advisable to transfer to LGLS the full right, title and interest to any Regulatory Approvals in respect of such Compound or Program Product then held by Anadys.

4.3   REGULATORY COORDINATION.

      4.3.1 INFORMATION EXCHANGE. The Parties shall establish procedures to ensure that the Parties exchange on a timely basis all necessary information to enable compliance with all regulatory obligations on a global basis, including without limitation filing updates, adverse event reports, and investigator notifications.

      4.3.2 REGULATORY MEETINGS AND CORRESPONDENCE. To the extent practicable, the Party that is not the Lead Regulatory Party in a Territory shall have the right to have a representative participate in all material meetings and telephone discussions between representatives of the Lead Regulatory Party in such Territory and the Regulatory Authority in any country in such Territory with respect to any Compound or Program Product.

                                             ***Confidential Treatment Requested

      4.3.3 REVIEW OF CORRESPONDENCE AND PROPOSED SUBMISSIONS.

            (a) To the extent practicable, the Lead Regulatory Party in each Territory shall provide the other Party with drafts of any documents or other correspondence to be submitted to the Regulatory Authorities in the countries comprising such Territory pertaining to the Compounds or Program Products for which Regulatory Approval is being sought in such country in accordance with the Global Development Plan, sufficiently in advance of submission so that the other Party may review and comment on such documents and other correspondence and have a reasonable opportunity to influence the substance of such submissions. Each Lead Regulatory Party agrees to consider all such comments from the other Party in good faith, taking into account the best interest of the Compound or Program Product, as applicable, on a global basis. If after considering in good faith such comments regarding the content of a proposed submission to a Regulatory Authority, the Lead Regulatory Party disagrees with the other Party's view, such Lead Regulatory Party shall notify the other Party in writing (a "Notice of Disagreement").

            (b) If a Party receiving a Notice of Disagreement believes that the proposed submission of the other Party in such other Party's capacity as a Lead Regulatory Party is likely to have a material adverse effect on the Development of the applicable Compound or Program Product on a global basis, such Party shall so notify such Lead Regulatory Party within [...***...] ([...***...]) business days following receipt of the Notice of Disagreement and thereupon have the right to request that the Joint Development Committee immediately convene, either in person or by telephone, in order to discuss the matter. Any such meeting shall occur within [...***...] ([...***...]) business days following such request for such meeting. The resolution of such matter shall thereupon be decided in accordance with the provisions set forth in Section 2.2.4.

            (c) The Lead Regulatory Party in each Territory shall promptly provide to the other Party copies of any documents or other correspondence received from the Regulatory Authorities in such Territory pertaining to the relevant Compound or Program Product (including without limitation any meeting minutes), which such documents or other correspondence shall be in the language of the originals of documents or correspondence.

      4.3.4 REGULATORY ASSISTANCE.

            (a) Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any Law applicable to any Compound or Program Product, including, but not limited to, report adverse drug experience reports (and serious adverse drug experience reports) to the relevant Regulatory Authority and submit or file promotional materials with the relevant Regulatory Authority. The Parties will work in good faith together to develop a global safety data base containing such information relating to the Global Development Plan and the safety of the Compounds and the Program Products as the Parties may require to comply with applicable Law and otherwise monitor the safety of the Compounds and the Program Products. Each Party has the right to review any documents relating to the Global Development Plan in the possession of the other Party to ensure compliance with global regulatory standards, upon reasonable prior written notice to the other party.

            (b) Such assistance and actions shall include, among other things, keeping the other Party informed, within an appropriate period of time relevant to any Regulatory Authority requirements applicable to such other Party or otherwise reasonable period of time, of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority, which (a) raises any material concerns regarding the safety or efficacy of any Program Product, (b) which indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any Program Product, or (c) which is reasonably likely to lead to a recall or market withdrawal of any Program Product, provided that neither Party shall be obliged to disclose information in breach of any contractual restriction which it could not reasonably have avoided. Information that shall be disclosed pursuant to this Section
                  4.3.4 shall include, but not be limited to:

                                             ***Confidential Treatment Requested

                  (i) governmental or regulatory inspections of manufacturing, distribution or other related facilities used for Compounds or Program Products;

                  (ii) inquiries by governmental or regulatory authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties) relating to Compounds or Program Products;

                  (iii) any communication from governmental or regulatory
                        authorities pertaining to the manufacture, sale, promotion or distribution of Compounds or Program Products;

                  (iv) any other governmental or regulatory authority reviews or inquiries relating to Compounds or Program Products;

                  (v) receipt of a warning letter relating to any of the Compounds or Program Products; and

                  (vi) an initiation of any governmental or regulatory authority investigation, detention, seizure or injunction concerning any Compound or Program Product.

                                    ARTICLE 5
                            COMMERCIALIZATION PROGRAM

5.1   COMMERCIALIZATION RIGHTS.

      5.1.1 Anadys will have exclusive commercialization rights in the Anadys Territory.

      5.1.2 LGLS will have exclusive commercialization rights in the LGLS Territory.

5.2   MILESTONE PAYMENTS.

      5.2.1 As partial consideration for the exclusive rights granted, Anadys will make non-refundable milestone payments to LGLS as set forth below. The milestone payments will be [...***...].

MILESTONES                                               PAYMENTS [US$]
----------                                               --------------
Within 30 days of execution of License Agreement          $4,000,000
[...***...]                                               [...***...]
[...***...]                                               [...***...]
[...***...]                                               [...***...]
[...***...]                                               [...***...]
[...***...]                                               [...***...]
[...***...]                                               [...***...]
[...***...]                                               [...***...]

[...***...]
                                                          [...***...]

[...***...]
                                                          [...***...]

[...***...]
                                                          [...***...]

                                             ***Confidential Treatment Requested

Total Milestone payments:                                 $29,500,000

      5.2.2 Anadys agrees to use commercially reasonable best efforts to achieve the milestones set forth in Section 5.2.1 hereof in [...***...] and to [...***...] sufficient for such purposes.

      5.2.3 In addition to the quarterly reporting requirements set forth in
            Section 5.3.4 hereof, until such time as all of the milestones based on cumulative Net Sales of Program Products in the Anadys Territory set forth in Section 5.2.1 hereof are satisfied, with such quarterly reports after the First Commercial Sale of a Program Product in the Anadys Territory, Anadys shall submit to LGLS a report providing the cumulative Net Sales of Program Products in the Anadys Territory as of such quarter end, which such report shall be accompanied or preceded by payment of any such milestone payment then due but unpaid.

5.3   ROYALTIES.

      5.3.1 ON PROGRAM PRODUCTS SOLD IN ANADYS TERRITORY.

            (a) Anadys shall pay to LGLS royalties on Net Sales of each Program Product by Anadys or its sublicensees in countries in the Anadys Territory as follows and except as otherwise provided in Section 5.3.3 hereof:

ANNUAL NET SALES THRESHOLDS IN THE ANADYS TERRITORY         ROYALTY
                                                            -------
                        ([...***...])

[...***...]                                              [...***...]%
[...***...]                                              [...***...]%

                  Royalties on Net Sales of each Program Product in a calendar year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels set forth in the table above during such calendar year and without regard to the country in which Net Sales occur. For example, if Net Sales of Program Product in a given calendar year in all countries in the Anadys Territory are [...***...] then the royalty rate for the first [...***...] of such Net Sales would be [...***...] million under this example), and the royalty rate for such Net Sales in excess of [...***...] would be [...***...] under this example), for a total royalty payment under this example of [...***...].

      5.3.2 ON PROGRAM PRODUCTS SOLD IN CHINA.

            (a) LGLS shall pay to Anadys royalties on Net Sales of each Program Product by LGLS or its sublicensees in China equal to [...***...]% of such Net Sales, and except as otherwise provided in Section 5.3.3 hereof.

      5.3.3 BASIS FOR PAYING ROYALTIES.

            (a)   The [...***...] upon [...***...] of [...***...] to the other
                  [...***...] this [...***...] shall be [...***...] on a
                  [...***...] and [...***...] for a [...***...] beginning upon the [...***...] of each [...***...] in the [...***...] and
                  [...***...] on the [...***...] of [...***...] of this
                  [...***...] with [...***...] to such [...***...] in such
                  [...***...] in [...***...] with [...***...] of this
                  [...***...]. During the [...***...] for a [...***...] for a
                  [...***...], the [...***...] on [...***...] of such
                  [...***...] in such [...***...] of the [...***...] under
                  [...***...] or [...***...], as applicable, for so long as there is a [...***...] of an [...***...] within the
                  [...***...] claiming the manufacture, use or sale of the [...***...] in such [...***...] or [...***...] in such
                  [...***...] of the [...***...] under [...***...] or
                  [...***...], as applicable, for any [...***...] that
                  [...***...] applies, or [...***...], as applicable, for any [...***...] that [...***...] and [...***...] are [...***...]
                  in [...***...].

                                             ***Confidential Treatment Requested

            (b) To the extent that any withholding tax is required to be deducted from the payment of any milestone payment by Anadys to LGLS under Section 5.2.1 or any royalty payment by one Party to the other Party under Section 5.3.1 or 5.3.2, as applicable, then such party will (a) deduct such taxes from the remitting payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to the other party and certify its receipt by the taxing authority; provided, however, that no such deduction shall be made in respect of any portion of any royalty payment attributable to Net Sales of Program Products by any sublicencee of a Party.

      5.3.4 ROYALTY REPORTS; PAYMENTS. Within [...***...] ([...***...]) days after the end of each calendar quarter in which a Party is the Royalty-Paying Party with respect to Net Sales subject to any of the provisions of Section 5.3.1, 5.3.2 or 5.3.3, as applicable, such Party shall submit to the other Party a report, on the basis of each product and country, providing in reasonable detail an accounting of all Net Sales made during such calendar quarter and the calculation of the applicable royalty under Section 5.3.1, 5.3.2 or 5.3.3, as applicable. Concurrently with such report, the Royalty-Paying Party submitting the report shall pay to the other Party all royalties payable by it under Section 5.3.1, 5.3.2 or 5.3.3, as applicable, as indicated in the report.

      5.3.5 AUDITS. Each Party shall keep complete and accurate records of the underlying revenue and expense data relating to the reports and payments required by Sections 5.3.1, 5.3.2 or 5.3.3, as applicable, and Section 5.3.4. Each Party will have the right once annually at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party in the location(s) where such records are maintained by the other Party upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of such payments, in each case within [...***...] ([...***...])[...***...] period. If the review of such records reveals that the other Party has failed to accurately report information pursuant to Section 5.3.4, then the other Party shall promptly pay to the auditing Party any resulting amounts due under Sections 5.3.1, 5.3.2 or 5.3.3, as applicable, and Section 5.3.4, together with interest calculated in the manner provided in Section
            5.3.7. If any amounts due under Section 5.3.1, Section 5.3.2 or 5.3.3, as applicable, as a result of such audit are greater than [...***...] ([...***...]) of the amounts actually due for a calendar year under Section 5.3.1, Section 5.3.2 or 5.3.3., as applicable, the other Party shall pay all of the costs of such review. If a Party in good faith disputes any conclusion of the accounting firm under this Section 5.3.5, including that such Party owes additional amounts, then such Party shall inform the other Party by written notice within [...***...] ([...***...]) days of receipt of a copy of the audit in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within [...***...] ([...***...]) days after notice by the disputing Party, the matter shall be resolved in a manner consistent with the procedures set forth in Section 5.6.4 (provided, that, in the case that the matter has not been resolved by the CEOs of the Parties in accordance therewith, such matter shall be referred to an internationally recognized independent accounting firm acceptable to both Parties which shall arbitrate such matter and interest shall be payable on any additional amounts determined to be due in the same manner as provided for in Section 5.3.7.

      5.3.6 CURRENCY EXCHANGE. With respect to Net Sales invoiced or expenses incurred in U.S. dollars, the Net Sales or expense amounts and the amounts due to the receiving Party hereunder shall be expressed in U.S. dollars. With respect to Net Sales invoiced or expenses incurred in a currency other than U.S. dollars, the Net Sales or expense shall be expressed in the domestic currency of the entity making the sale or incurring the expense, together with the U.S. dollar equivalent, calculated using the arithmetic average of the spot rates on the last business day of each month of the calendar quarter in which the Net Sales were made or the expense was incurred. The "closing mid-point rates" found in the "dollar spot forward against the dollar" table published by THE FINANCIAL TIMES or any other publication as agreed to by the Parties shall be used as the source of spot rates to calculate the average as defined in the preceding sentence. All payments shall be made in U.S. dollars. If at any time legal restrictions in any country in any Territory prevent the prompt remittance of any payments with respect to sales in that country, the paying Party shall have the right and option to make such payments by depositing the amount thereof in local currency to the receiving Party's account in a bank or depository in such country.

                                             ***Confidential Treatment Requested

      5.3.7 LATE PAYMENTS. The paying Party shall pay interest in the nature of a penalty to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the prime rate of interest plus [...***...] ([...***...]%), as reported by THE WALL STREET JOURNAL, or the highest rate permitted by applicable law, calculated on the number of days such payments are paid after the date such payments are due.

5.4   COMMERCIAL SUPPLY.

      5.4.1 [...***...], at its election, has the right [...***...] and
            [...***...] to [...***...] for [...***...] at a [...***...] a
            [...***...] to be [...***...], and, upon such election by [...***...], the Parties shall negotiate a definitive commercial supply agreement containing customary and reasonable terms and conditions relating to such manufacture and supply.

5.5   COMMERCIALIZATION OF PROGRAM PRODUCTS.

      5.5.1 Anadys will have the exclusive right to Commercialize Program Products in the Anadys Territory.

      5.5.2 LGLS will have the exclusive right to Commercialize Program Products in the LGLS Territory.

5.6   JOINT STEERING COMMITTEE.

      5.6.1 FORMATION AND MEMBERSHIP. Promptly after the Effective Date, but not later than [...***...] ([...***...]) days after the Effective Date, Anadys and LGLS shall establish a Joint Steering Committee (the "Joint Steering Committee") comprised of [...***...] ([...***...]) representatives designated by Anadys and [...***...] ([...***...]) representatives designated by LGLS, with the right of each party to designate successive substitutes for its representatives. The Joint Steering Committee shall be chaired by [...***...].

      5.6.2 RESPONSIBILITY. The Joint Steering Committee shall have overall responsibility for managing, directing, overseeing and implementing the collaboration between the Parties contemplated by this Agreement, but shall not have any power to amend, modify or waive compliance with the terms of this Agreement. The Joint Steering Committee shall be responsible for, among other things:

            (a) Approving the Global Development Plan Budget and any amendments to the Global Development Plan or Global Development Plan Budget following approval thereof by the Joint Development Committee in accordance with Section 2.2.4;

            (b) providing a forum for consensual decision making relating to the collaboration of the Parties contemplated by this Agreement; and

            (c) monitoring the Parties' compliance with their respective obligations under this Agreement.

      5.6.3 ADMINISTRATIVE MATTERS. The chairs of the Joint Steering Committee shall be responsible for calling meetings of the Joint Steering Committee to be held in accordance with Section 5.6.5 hereof, for distributing a proposed agenda in advance of each meeting called by such chairs, and for leading such meetings. At each meeting of the Joint Steering Committee, a Joint Steering Committee member appointed by the chairs shall serve as secretary of that meeting and shall record the minutes of such meeting. Such minutes shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Joint Steering Committee. The secretary of each meeting shall distribute to all members of the Joint Steering Committee such minutes within [...***...] ([...***...]) weeks after such meeting At such next meeting, the Joint Steering Committee shall approve or disapprove of such minutes, and such minutes shall be revised as necessary for further review and approval or disapproval by the Joint Steering Committee. Final minutes of each meeting shall be distributed to the

                                             ***Confidential Treatment Requested
            members of the Joint Steering Committee by the member of the Joint Steering Committee who served as secretary at such meeting or such member's replacement, if any.

      5.6.4 DECISION MAKING. The Joint Steering Committee will attempt in good faith to make decisions by [...***...] with respect to any matters that properly come before it. If the Joint Steering Committee cannot [...***...], the Joint Steering Committee shall refer such matter to the CEOs of LGLS and Anadys to attempt in good faith to reach a mutually agreeable decision. If the CEOs cannot reach consensus on the matter within [...***...] ([...***...]) days from the day the matter is so submitted to them, then the [...***...] in accordance with [...***...].

      5.6.5 MEETINGS.

            (a) The Joint Steering Committee shall meet at least [...***...] ([...***...]) times per year following its formation during the term of the License Agreement. Such meetings shall be held at such times and places as are mutually agreed upon by the Joint Steering Committee, with at least [...***...] ([...***...]) [...***...] per year to be conducted in person; and at meetings not designated as being conducted in person, the representatives may participate by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

            (b) Each Party shall use commercially reasonable efforts to cause its representatives to attend the meetings of the Joint Steering Committee in person. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate representative to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite additional employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the Joint Steering Committee.

            (c) Either Party may also convene a special meeting of the Joint Steering Committee for the purpose of resolving disputes or for the purpose of reviewing (or making) a decision pertaining to the Global Development Plan by providing [...***...] ([...***...]) Business Days written notice to the other Party.

                                    ARTICLE 6
              INTELLECTUAL PROPERTY PROTECTION AND RELATED MATTERS

6.1   PROSECUTION OF APPLICATIONS AND MAINTENANCE ADMINISTRATION

      6.1.1 ADMINISTRATIVE RESPONSIBILITY. [...***...] for [...***...] and [...***...] of all [...***...] in the [...***...] the [...***...].
            [...***...] of this [...***...] the [...***...] includes [...***...]
            without limitation [...***...] includes, without limitation, the [...***...].

      6.1.2 CONSULTATION; ABANDONMENT. Regarding the [...***...] and [...***...] of the [...***...] in [...***...] within the [...***...], including,
            [...***...] the [...***...] of [...***...] and [...***...] and
            [...***...], [...***...] and [...***...],[...***...] and [...***...]
            to, [...***...] or in the [...***...] in [...***...],[...***...]
            will [...***...] with [...***...] and [...***...] in [...***...], will [...***...] the [...***...] to [...***...] in [...***...] on
            [...***...] of [...***...], and will [...***...] from any
            [...***...]. Any such [...***...] on which [...***...] and
            [...***...],[...***...] be [...***...] to the [...***...] of
            [...***...] and [...***...]. [...***...] the [...***...] any
            [...***...] on [...***...] are [...***...] a [...***...].
            [...***...] to [...***...] any [...***...] or [...***...] in the
            [...***...],[...***...] in the [...***...] of [...***...] to be
            [...***...] or are [...***...]or [...***...] the
            [...***...],[...***...] thereof to [...***...], and, [...***...],
            [...***...] and/or [...***...] of [...***...] all [...***...] and/or
            [...***...] and [...***...] that the [...***...]. Upon [...***...]
            to so [...***...] of the [...***...], may [...***...] all of
            [...***...].

      6.1.3 INVENTIONS. Except as provided in Section 6.1.4, ownership of Inventions conceived of or reduced to practice in the course of the Joint Development Program shall be determined in accordance with the rules

                                             ***Confidential Treatment Requested
            of inventorship under United States patent laws. Anadys shall own all Anadys Inventions and all patent applications and patents claiming Anadys Inventions. LGLS shall own all LGLS Inventions and all patent applications and patents claiming LGLS Inventions.

      6.1.4 JOINT INVENTIONS. The Parties acknowledge that during the term of the Option Agreement and the License Agreement one or more employees, agents or contractors of one party jointly with one or more employees, agents or contractors of the other party may have conceived and/or reduced to practice or may conceive and/or reduce to practice one or more inventions that are necessary or useful for the Development or Commercialization of any Compound or Product (such inventions being "Joint Inventions"). [...***...]; provided, however, that to the extent that in [...***...] in order to preserve the patentability of any other [...***...], the Joint Development Committee in accordance with the provisions of Section 2.2.4, subject to the approval of the Joint Steering Committee in accordance with the provisions of Section 5.6.4, shall determine which Party shall thereafter have ownership of such Joint Patent Rights and primary responsibility for preparing any patent applications in respect of such Joint Inventions, prosecuting such applications, and maintaining any Patents issued in respect of such applications. To the extent that the Joint Development Committee determines that [...***...] thereupon and thereafter be responsible for the prosecution and maintenance of all patents and patent application included in such assigned Joint Patent Rights to the same extent as [...***...] is responsible under Section 6.1.1 for patents and patent applications included in the [...***...]. The provisions of Sections 6.2, 6.3 and 6.4 shall apply to such assigned Joint Patent Rights, and the license granted by [...***...] Section [...***...] of this Agreement shall include such assigned Joint Patent Rights in order for [...***...] to exploit such assigned Joint Patent Rights in the [...***...], and in respect of Program Products that are Covered by such assigned Joint Patent Rights, [...***...] shall pay royalties to [...***...] for Net Sales by [...***...] or its sublicensees in [...***...] at the [...***...] in
            Section [...***...], and otherwise such license to [...***...] of such assigned Joint Patent Rights shall be royalty-free. For the avoidance of doubt, the royalty on Net Sales of any Program Product in [...***...] that is Covered by any such assigned Joint Patent Rights and/or [...***...] shall be [...***...].

      6.1.5 PROSECUTION AND MAINTENANCE EXPENSES.

            (a) [...***...] to prosecution and maintenance of patents and patent applications comprising the LGLS Patent Rights and patents and patent applications claiming any joint inventions or such other inventions referred to in Section 6.1.3 in nations [...***...], provided that LGLS shall to the extent practical prior to taking any such actions relating to such prosecution or maintenance consult in good faith with Anadys's patent counsel; and further provided, however, that [...***...] in respect of such portion of the patents and patent applications that do not or are not likely to contain claims that Cover any Program Products. For purposes of this
                  Section 6.1.5, the parties agree to consult with each other in good faith to determine an agreed upon patent strategy and allocation of costs under the LGLS Patent Rights

          (b) [...***...]relating to prosecution and maintenance of patents and patent applications comprising the LGLS Patent Rights and patents and patent applications claiming any joint inventions or such other inventions referred to in Section 6.1.3 in nations [...***...]

6.2   ENFORCEMENT

      6.2.1 NOTICES. Each party will be responsible for promptly notifying the other party of any information that comes to its attention relating to infringing or possibly infringing activities by third parties with respect to the LGLS Patent Rights or Joint Patent Rights upon learning of such information, without regard to whether the nation in which such activities have occurred is in that party's territory or not.

      6.2.2 IN ANADYS TERRITORY. In nations within the Anadys Territory [...***...]

            (a)   if [...***...], except that if [...***...] in such [...***...]
                  in accordance with Section [...***...], then [...***...] will [...***...] the [...***...] and [...***...] as a [...***...]
                  of such [...***...] as [...***...] of a [...***...], and

                                             ***Confidential Treatment Requested

            (b)   if [...***...], then

                  (i)   [...***...] may bring the action, [...***...]; and

                  (ii) [...***...] shall bear the expense of such action and shall be entitled to the full amount of any recovery. If after receipt of any recovery, [...***...], and the result of the action is a declaration of validity or other confirmation of the scope of the patent asserted by LGLS, [...***...]

      6.2.3 PRIMARY RESPONSIBILITY. The Party in whose Territory the infringing activities are or allegedly are occurring shall have primary responsibility for bringing an action for infringement of the LGLS Patent Rights or Joint Patent Rights (and any related interference proceeding or opposition proceeding with respect to the LGLS Patent Rights or Joint Patent Rights), but shall not be obligated to do so. If the party with such primary responsibility is Anadys, LGLS may join the action. If one Party elects to take action against such infringement or alleged infringement or if the Parties agree to take such action together, each Party will provide all reasonable assistance to the enforcing Party in connection with any such action, including being named as a Party to such action or furnishing of a power of attorney to the enforcing Party, if necessary to bring such action.

      6.2.4 SETTLEMENTS. Neither Party shall have the right to settle any infringement action with respect to the LGLS Patent Rights or Joint Patent Rights in the Anadys Territory in a manner that would diminish the rights or interests of the other party or obligate the other party to make any payment or take any action without the prior written consent of such other Party.

6.3   DEFENSE.

      6.3.1 NOTICES. Each Party will be responsible for notifying the other Party of any claim or threatened claim by a Third Party alleging infringement by a Program Product, or of any declaratory judgment action or opposition asserting the invalidity or unenforceability of a licensed LGLS Patent Right, or that a licensed LGLS Patent Right is subject to an interference, inter parte reexamination or an opposition proceeding instituted by a Third Party without regard to whether the nation in which such activities have occurred is in that Party's Territory or not.

      6.3.2 IN ANADYS TERRITORY. In nations within the Anadys Territory,

            (a) the [...***...] against such claim or threatened claim, action or proceeding;

            (b) if named as a defendant in any action alleging any such claim, each Party shall have the right to defend against such claim at its own expense, subject to any indemnity from the other Party provided under the indemnity provisions set forth in
                  Article 8 of this Agreement. If the claim is brought within the Anadys Territory and LGLS is not named as a defendant, LGLS may join in the defense of such claim [...***...]; and

            (c) any awards resulting from counterclaims shall be shared by Anadys and LGLS in proportion to the expenses borne by each Party.

      6.3.3 SETTLEMENTS. Neither Party shall have the right to settle any action described in this Section 6.3 in the Anadys Territory in a manner that would diminish the rights or interests of the other party or obligate the other Party to make any payment or take any action without the prior written consent of such other Party.

6.4   COOPERATION.

                                             ***Confidential Treatment Requested

      6.4.1 EMPLOYEES. Each Party hereby agrees to make its employees, agents and consultants reasonably available to the other Party (or to the other Party's authorized attorneys, agents or representatives), to the extent reasonably necessary to give effect to Sections 6.1, 6.2 and 6.3 of this Agreement.

      6.4.2 MATERIALS. Each Party hereby agrees to provide the other Party with copies of all material correspondence pertaining to the LGLS Patent Rights and Joint Patent Rights to the extent reasonably necessary to give effect to Sections 6.1, 6.2 and 6.3 of this Agreement.

      6.4.3 OTHER COOPERATION. Each Party hereby agrees to cooperate to the extent reasonably necessary to give effect to Sections 6.1, 6.2 and
            6.3 of this Agreement and, where necessary or advisable, to obtain patent term extensions of the LGLS Patent Rights and patent rights in Joint Inventions.

      6.4.4 COORDINATION. Each Party hereby agrees to endeavor in good faith to coordinate its efforts with the other Party to give effect to Sections 6.1, 6.2, 6.3 and other sections of this Section 6.4.

6.5   MARKS FOR PROGRAM PRODUCTS.

      6.5.1 PATENT MARKS. Each Party shall mark all Program Products or their containers in accordance with all applicable patent-marking laws.

      6.5.2 TRADE MARKS AND THE LIKE. The Joint Steering Committee shall mutually agree upon trade mark, trade names, service marks and the like for any Program Product reasonably prior to Commercialization of such Program Product.

                                    ARTICLE 7
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 CORPORATE POWER. Each Party hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

7.2 DUE AUTHORIZATION. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

7.3 BINDING AGREEMENT. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

7.4 NO CONFLICT. Each Party represents and warrants that it is not presently bound by any agreement with any Third Party materially limiting such Party's performance of any of the obligations or activities provided for under this Agreement, and that such Party is not aware of any patents, patent applications and/or know-how that such Party does not Control (in the case of Anadys, after giving effect to this Agreement) that is necessary for the Development or the Commercialization of the Compounds as contemplated by this Agreement. Each party covenants that it will not take any action or fail to take any action that will materially limit its performance under this Agreement. In particular, but without limiting the foregoing, each Party covenants that it will not take any action or fail to take any action that may limit or interfere with the rights granted by such Party to the other Party under this Agreement.

7.5 OWNERSHIP OF PATENT RIGHTS. LGLS represents and warrants that (a) it is the sole owner of all right, title and interest in and to the LGLS Patent Rights and it Controls the LGLS Know-How, (b) it has not granted any license under the LGLS Patent Rights to any Third Party and is under no obligation to grant any such license, except to Anadys, and (c) there are no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, regarding the LGLS Patent Rights or the LGLS Know-How which are materially inconsistent or are materially in conflict with this Agreement.

7.6   [...***...]

7.7 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.8 LIMITATION OF LIABILITY. EXCEPT FOR [...***...], AND LIABILITY FOR [...***...] OR FOR [...***...], NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE [...***...] HEREUNDER.

                                    ARTICLE 8
                                 INDEMNIFICATION

8.1   INDEMNIFICATION BY ANADYS.

      8.1.1 GENERALLY. Anadys hereby agrees to save, defend, indemnify and hold harmless LGLS and its directors, officers, employees and agents (each an "LGLS Indemnitee" and collectively, the "LGLS Indemnitees") from and against any and all liabilities, expenses and losses, including reasonable legal expense and attorneys' fees ("Losses"), as incurred, arising directly or indirectly out of the breach of any representation, warranty or covenant made by Anadys hereunder, except to the extent such Losses result from the negligence or willful misconduct of LGLS (provided that if such [...***...] in part by the [...***...] or [...***...] of [...***...], or (ii) any
            claims brought by any Third Party as a holder of securities issued by Anadys in their capacity as such.

      8.1.2 NOTICES; DEFENSE. In the event any LGLS Indemnitee seeks indemnification under this Section 8.1, such LGLS Indemnitee shall inform Anadys of a claim as soon as reasonably practicable after such LGLS Indemnitee receives notice of the claim, shall permit Anadys to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of Anadys) in the defense of the claim; provided that such LGLS Indemnitee shall have the right to employ separate legal counsel in any such action and participate in the defense thereof, but the fees and expenses of such legal counsel shall be at the expense of such LGLS Indemnitee unless (i) the employment of such legal counsel shall have been specifically authorized in writing by Anadys, (ii) Anadys shall have failed to assume the defense and employ legal counsel or (iii) the named persons to any such action (including any third persons to the action) include both Anadys and such LGLS Indemnitee and such LGLS Indemnitee shall have been advised that there may be one or more legal defenses available to such LGLS Indemnitee that are different from or additional to those available to Anadys (in which case Anadys shall not have the right to assume the defense on behalf of such LGLS Indemnitee). Anadys shall not bear the fees and expenses of more than one (1) legal counsel for LGLS Indemnitees pursuant to the immediately preceding sentence.

      8.1.3 SETTLEMENTS. Anadys shall not be liable for any settlement of any such action effected by any LGLS Indemnitee without Anadys's written consent but, if settled with the written consent of Anadys, Anydys agrees to indemnify and hold harmless such LGLS Indemnitee from and against any loss or liability by reason of such settlement. With respect to any pending or threatened proceeding in respect of which any LGLS Indemnitee is or could have been a party and indemnity could have been sought hereunder by such LGLS Indemnitee, Anadys shall not effect any settlement of such proceeding without the prior written consent of such LGLS Indemnitee, unless such settlement includes an unconditional release of such LGLS Indemnitee from all liability on claims that are the subject matter of such proceeding.

8.2   INDEMNIFICATION BY LGLS.

                                             ***Confidential Treatment Requested

      8.2.1 GENERALLY. LGLS hereby agrees to save, defend, indemnify and hold harmless Anadys and its directors, officers, employees and agents (each an "Anadys Indemnitee" and collectively, the "Anadys Indemnitees") from and against any and all Losses arising directly or indirectly out of the breach of any representation, warranty or covenant made by LGLS hereunder, except to the extent such [...***...] from the [...***...] or [...***...] of [...***...], then this [...***...] to that [...***...] [...***...].

      8.2.2 NOTICES; DEFENSE. In the event any Anadys Indemnitee seeks indemnification under this Section 8.2, such Anadys Indemnitee shall inform LGLS of a claim as soon as reasonably practicable after such Anadys Indemnitee receives notice of the claim, shall permit LGLS to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of LGLS) in the defense of the claim; provided that such Anadys Indemnitee shall have the right to employ separate legal counsel in any such action and participate in the defense thereof, but the fees and expenses of such legal counsel shall be at the expense of such Anadys Indemnitee unless (i) the employment of such legal counsel shall have been specifically authorized in writing by LGLS, (ii) LGLS shall have failed to assume the defense and employ legal counsel or (iii) the named persons to any such action (including any third persons to the action) include both LGLS and such Anadys Indemnitee and such Anadys Indemnitee shall have been advised that there may be one or more legal defenses available to such Anadys Indemnitee that are different from or additional to those available to LGLS (in which case LGLS shall not have the right to assume the defense on behalf of such Anadys Indemnitee). LGLS shall not bear the fees and expenses of more than one (1) legal counsel for Anadys Indemnitees pursuant to the immediately preceding sentence.

      8.2.3 SETTLEMENTS. LGLS shall not be liable for any settlement of any such action effected by any Anadys Indemnitee without LGLS's written consent but, if settled with the written consent of LGLS, LGLS agrees to indemnify and hold harmless the Anadys Indemnitee from and against any loss or liability by reason of such settlement. With respect to any pending or threatened proceeding in respect of which any Anadys Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Anadys Indemnitee, LGLS shall not effect any settlement of such proceeding without the prior written consent of such Anadys Indemnitee, unless such settlement includes an unconditional release of such Anadys Indemnitee from all liability on claims that are the subject matter of such proceeding.

                                    ARTICLE 9
                                 CONFIDENTIALITY

9.1   GENERAL RULE. Each Party agrees that during the period specified in
Section 9.3 of this Agreement such Party will hold in confidence and not disclose Confidential Information to any Third Party, except as approved in writing by the original disclosing Party and provided that such Third Party is under at least as stringent conditions of confidentiality and limitations on use as set forth in this Agreement. The receiving Party further agrees that it shall limit dissemination of and access to the Confidential Information to those employees and consultants of the receiving Party who have a need to know the Confidential Information for the Joint Development Program and who are under at least as stringent conditions of confidentiality and limitations on use as set forth in this Agreement.

9.2 EXCLUSIONS. Each Party's obligations under this Agreement with respect to any portion of the Confidential Information shall terminate with respect to such portion of the Confidential Information when the receiving party can document that: (a) it was in the public domain at the time it was communicated to the receiving Party; (b) it entered the public domain subsequent to the time it was communicated to the receiving Party through no fault of the receiving Party; (c) it was in the receiving Party's possession free of any obligation of confidence at the time it was communicated to the receiving Party; (d) it was rightfully communicated to the receiving Party by a Third Party free of any obligation of confidence subsequent to the time it was communicated to the receiving Party by the disclosing Party; or (e) it is required by law, regulation rule, act or order of any governmental authority to be disclosed, provided that the original receiving Party gives the original disclosing Party timely, prior notification in order to give

                                             ***Confidential Treatment Requested
the original disclosing Party an opportunity to take appropriate action to limit or prevent disclosure of such Confidential Information.

9.3 SURVIVAL. The provisions of this Article 9 shall survive until the later of (a) the termination of this Agreement pursuant to Section 10.1 of this Agreement and (b) [...***...] ([...***...]) years following the termination of this Agreement pursuant to Section 10.2 of this Agreement.

9.4 GOVERNMENTAL FILINGS. To the extent that this Agreement (including the exhibit attached hereto), the Option Agreement (including the exhibit attached thereto), or any other Confidential Information of LGLS must be described in, or attached to or filed with any governmental agency as an exhibit to or part of, any registration statement, prospectus, private placement memorandum, securities purchase agreement, term sheet, application or like instrument relating to the sale of securities by Anadys or for any other purpose, then the content of such description and any amendment or revision thereof shall be subject to the prior written approval of LGLS which shall not be unreasonably withheld or delayed, and, to the extent that Anadys has the right to apply to any governmental agency for confidential, non-public treatment of the contents of this Agreement (including the exhibit attached hereto), the Option Agreement (including the exhibit attached thereto), or any other Confidential Information of LGLS shall have the right to reasonably request of Anadys those portions thereof for which Anadys shall seek such confidential, non-public treatment, to promptly review any such submission, application, memorandum, correspondence or the like to such governmental agency seeking, or in support of, such confidential, non-public treatment prior to the transmission thereof to such government agency, and Anadys shall not agree to forego such confidential, non-public treatment of such content so specified by LGLS without the prior written consent of LGLS, which shall not be unreasonably withheld or delayed, unless Anadys is required by law or regulation or by the requirements of such governmental agency, including, without limitation, the United States Securities and Exchange Commission, to do so, provided that LGLS shall be given reasonably prompt prior notice of any such requirement so that LGLS shall have a reasonable opportunity to limit or otherwise challenge such disclosure.

9.5   PUBLICATIONS; PUBLIC ANNOUNCEMENTS.

      9.5.1 PUBLICATIONS. Neither Party nor any CRO, investigator the like under contract with or the direction of such Party shall submit for publication, publish or otherwise present any results of the Joint Development Program or clinical studies on any Compound or Program Product ("Program Results") except in accordance with this Section
            9.5.1. Each Party shall provide to the other Party the opportunity to review any such proposed abstracts, manuscripts or summaries of presentations that cover Program Results, and such other Party shall respond in writing to the requesting Party within [...***...] ([...***...]) days after receipt of the proposed material with either approval of the submission, publication or other presentation of the proposed material or approval of the submission, publication or other presentation of the proposed material only after satisfaction of certain specified conditions.

      9.5.2 PUBLIC ANNOUNCEMENTS. Each Party agrees not to issue any press releases or like announcement relating to this Agreement or otherwise containing or relating to Confidential Information without the express written consent of the other Party; provided that announcements in the nature of government filings shall be subject to Section 9.4 of this Agreement. Each Party seeking to issue any such press release or like announcement shall provide the other Party with an advance copy of any such press release or like announcement at least [...***...] ([...***...]) business days prior to the scheduled disclosure thereof, and such other Party shall have the right to review and recommend changes to such press release or like announcement. Except as otherwise required by law, the Party seeking to issue any such press release or like announcement shall remove any information that the other Party reasonably deems to be inappropriate for disclosure. Notwithstanding the foregoing, the parties hereby agree to issue a joint press release upon the execution of this Agreement, the content of which shall be mutually agreeable to the parties.

9.6 REPLACEMENT OF PRIOR AGREEMENT. The parties hereby agree that this Article 9 and related provisions of this Agreement replace and supercede in their entirety that certain Confidentiality Agreement, dated February 17, 2004, by and between LGLS and Anadys.

                                   ARTICLE 10

                                             ***Confidential Treatment Requested

                                TERM; TERMINATION

10.1 TERM. This Agreement shall commence as of the Effective Date and shall continue on a country-by-country and Program Product-by-Program Product basis in each country in the Anadys Territory until the [...***...] of (i) the last to expire of [...***...] in [...***...] and (ii) [...***...] ([...***...]) years after the date of [...***...] of such Program Product in such country.

10.2  TERMINATION.

      10.2.1 PRIOR TO EXPIRATION. Either party may terminate this Agreement prior to the expiration of the term of this Agreement upon the occurrence of any of the following:

            (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

            (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within [...***...] [...***...] after written notice thereof by the non-breaching party; provided, however, that with respect to any such breach, if (A) the breaching party has commenced actions to cure such breach prior to such [...***...] [...***...] and is continuing in good faith to pursue such cure at such [...***...][...***...] and (B) [...***...] in the [...***...] of the non-breaching party that such actions of the breaching party will [...***...] such breach on or before the [...***...][...***...] after such written notice, then this agreement [...***...] as a consequence of such breach if such breach shall be [...***...] on or before such [...***...][...***...] such written notice; provided, however, the [...***...] of [...***...] to
                  [...***...] any [...***...] required [...***...] to
                  [...***...] under this Agreement shall constitute a material breach of this Agreement that must be cured no later than [...***...] ([...***...]) days following the due date of such payment. For purposes of this clause (b), a Party shall be deemed to have breached a material provision of this Agreement if [...***...] such Party: fails to [...***...] and [...***...] in the [...***...]; causes [...***...] in the
                  [...***...] fails to [...***...] in a [...***...]; or fails to
                  [...***...] for which such Party is responsible under the Global Development Plan.

            (c)   For purposes of the last sentence of clause (b) of this
                  Section 10.2.1, there shall be deemed to be a [...***...] and [...***...] in [...***...] with [...***...] to any [...***...]
                  and a [...***...] the [...***...] for which [...***...] is responsible under the Global Development Plan with respect to any [...***...] in the [...***...] in respect of which any of the following events occurs, and in respect of [...***...] in respect of which any of the following events occurs, this Agreement shall thereupon [...***...]:

                  (i) with respect to each of the [...***...], [...***...] in [...***...], and [...***...], there [...***...] of a
                        Program Product by the [...***...], as applicable, [...***...] the [...***...] set forth in the Global Development Plan for such [...***...], subject to any [...***...] of [...***...] for [...***...] occurrences
                        [...***...] in [...***...] of [...***...] or
                        [...***...], provided however, [...***...] for which
                        [...***...] has not been set forth in the Global Development Plan, the provision (iii) of this subsection
                        (c) shall apply to [...***...];

                  (ii) with respect to each of the [...***...] in [...***...], and [...***...], there [...***...] of a Program Product [...***...] following the occurrence of a [...***...] for [...***...] for that [...***...]; [...***...]

                  (iii) with respect to [...***...] than the [...***...], any
                        [...***...] in [...***...] which the [...***...] has
                        [...***...] in the Global

                                             ***Confidential Treatment Requested

                        Development Plan, there [...***...] occurred [...***...] and a [...***...] Program Product in such [...***...] by the [...***...] of [...***...] of a Program Product [...***...] any of the [...***...], the [...***...], the
                        [...***...] or [...***...] of the [...***...].

            (d) The Parties agree that in the event of an [...***...] under the License Agreement by [...***...] shall in [...***...] an [...***...] of [...***...], in connection with which such [...***...] the [...***...] may, [...***...] are not
                  [...***...], and if the [...***...] are [...***...] to
                  [...***...] upon any [...***...] of this Agreement, the [...***...] be [...***...] in accordance with Section [...***...].

            (e) The Parties agree that any event [...***...] and [...***...] to make [...***...] under this Agreement as to which there is [...***...] as to such [...***...] and [...***...] of this
                  [...***...] pursuant to [...***...] Section [...***...] shall be [...***...] and not subject to [...***...] in accordance with Section [...***...] of this Agreement. For the sake of clarity, any [...***...] in accordance with Section [...***...].

      10.2.2 EFFECT OF TERMINATION.

            (a) Upon termination of this Agreement, all rights and obligations of the parties hereunder shall terminate, except as provided in this Section 10.2.2.

            (b) Upon expiration of this Agreement or termination for any reason whatsoever, [...***...] all [...***...] in the [...***...] and [...***...] pursuant to this Agreement and [...***...] the Global Development Plan, the Program Technology, and the Program Materials, and any and [...***...] to [...***...] under this Agreement [...***...], and [...***...] in the [...***...] and [...***...] shall
                  [...***...]; provided, however, that in the case of expiration of this Agreement under Section 10.1 of this Agreement, if [...***...] to [...***...] any [...***...] in the [...***...],
                  Anadys, upon written notice to LGLS within [...***...] ([...***...]) days prior to such expiration, may after such expiration continue to [...***...] and [...***...] to the [...***...], [...***...] and [...***...], [...***...] shall not otherwise have any obligations under this Agreement with respect thereto.

            (c) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The following provisions of this Agreement shall survive termination or expiration of this
                  Agreement: Section [...***...]; Section [...***...]; Sections [...***...]; Sections [...***...]; Section [...***...];
                  Section [...***...]; Article 9 (Confidential Information); [...***...] Section [...***...]; and Sections [...***...],
                  [...***...], [...***...], [...***...], [...***...], 11.6
                  (headings, references), [...***...].

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 ASSIGNMENT. [...***...]. [...***...] this Agreement and its rights and obligations hereunder [...***...] (a) [...***...] with the [...***...] or
[...***...] of [...***...] or [...***...] all of [...***...] relating to the
[...***...] of this [...***...] to [...***...], (b) in the event of [...***...]
or [...***...] of [...***...] with or into [...***...], or

                                             ***Confidential Treatment Requested

(c) to any [...***...] of [...***...]. Except as provided above, [...***...] may not [...***...] or [...***...] this [...***...] or any [...***...] or
[...***...] hereunder without the [...***...] of [...***...],[...***...]. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment [...***...].

11.2 SEVERABILITY. In case any provisions of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without such invalid, illegal or unenforceable provisions, and in respect of such invalid, illegal or unenforceable provisions the Parties shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid, legal and enforceable provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions.

11.3 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in English in writing and delivered personally or sent by registered or certified mail, postage paid, by overnight delivery service such as FedEx or UPS or by facsimile, with confirmation of receipt, addressed as follows:

                   IF TO ANADYS: Anadys Pharmaceuticals, Inc.
                                 9050 Camino Santa Fe
                                 San Diego, CA 92121
                                 Attn: [...***...]
                                 Fax No. [...***...]

                   IF TO LGLS:   LG Life Sciences
                                 [...***...]
                                 20, Yoido-dong, Youngdungpo-gu,
                                 Seoul 150-721, Korea
                                 Attn:  [...***...]
                                 Fax No. [...***...]

Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

11.4 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the [...***...], without regard to its choice of law provisions, and any applicable laws of the [...***...], except matters of intellectual property law, which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question. Any disputes (except injunctive relief allowed by a court) arising out of or in connection with this Agreement shall be finally resolved by Arbitration in accordance with [...***...] by [...***...] selected in accordance with such rules. [...***...]. [...***...],[...***...].

11.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibit attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understanding between the parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations conditions or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

11.6 HEADINGS; REFERENCES. The captions or headings of the sections or other subdivisions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the

                                             ***Confidential Treatment Requested
several Articles hereof and shall have no effect on the meaning of the provisions hereof. Unless otherwise specified to the contrary, references to articles and sections in this Agreement shall be to the articles and sections comprising this Agreement.

11.7 INDEPENDENT CONTRACTORS. It is expressly agreed that LGLS and Anadys shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other party. Members of the Joint Development Committee, the Joint Steering Committee, and any subcommittees thereof shall be, and shall remain, employees or other representatives of LGLS or Anadys, as the case may be. No Party shall incur any liability for any act or failure to act by members of the Joint Development Committee, any Joint Development Project Team, and any subcommittees thereof who are employees or other representatives of the other Party.

11.8 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure or delay to exercise any remedy, right, power or privilege under this Agreement or provided by statute or at law or in equity or otherwise shall not operate or be construed as a continuing waiver of the same remedies, rights, powers or privileges or of any other of such party's remedies, rights, powers or privileges provided in this Agreement, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

11.9 COMPLIANCE WITH EXPORT REGULATIONS. Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with applicable export laws and regulations.

11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.11 FORCE MAJEURE. No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of such Party, including, but not limited to, the following:
[...***...].

11.12 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

11.13 NO THIRD PARTY BENEFICIARIES. No person or entity other than Anadys, LGLS and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

                                             ***Confidential Treatment Requested

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ANADYS PHARMACEUTICALS, INC.                LG LIFE SCIENCES, LTD.

By:   ________________________________      By:   ______________________________
Name:                                       Name:
Title: _______________________________      Title: _____________________________

                                    EXHIBIT A
                                  PATENT RIGHTS

                             Appl. No.      Appl. date      Grant No.     Grant date       Status
[...***...]   [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]     [...***...]    [...***...]    Enter
                                                                                         designated
                                                                                         state
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]                  [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]
              [...***...]   [...***...]    [...***...]

Title           country      Appl. No.     Appl. date     Grant No.     Grant date     Status
[...***...]   [...***...]   [...***...]   [...***...]
              [...***...]   [...***...]   [...***...]
              [...***...]   [...***...]   [...***...]
              [...***...]   [...***...]   [...***...]
              [...***...]   [...***...]   [...***...]
              [...***...]   [...***...]   [...***...]
              [...***...]   [...***...]   [...***...]
              [...***...]   [...***...]   [...***...]

                                             ***Confidential Treatment Requested

                                  AMENDMENT #1
                   TO JOINT DEVELOPMENT AND LICENSE AGREEMENT
                      BY AND BETWEEN LG LIFE SCIENCES, LTD.
                        AND ANADYS PHARMACEUTICALS, INC.
                              DATED APRIL 18, 2004

      Effective as of June 16, 2004 (the "Amendment #1 Effective Date"), Anadys Pharmaceuticals, Inc., a Delaware Corporation ("Anadys") and LG Life Sciences, Ltd., a Korean corporation ("LGLS") enter into this Amendment #1 to the Joint Development and License Agreement dated April 18, 2004 by and between Anadys and LGLS (the "Joint Development Agreement").

1. Terms used herein with capital initial letters (or whole in capital letters) and not otherwise defined herein shall have the same meanings as set forth in the Joint Development Agreement.

2.    The Joint Development Agreement is amended as set forth hereinafter:

      a. Section 2.3.2 of the Joint Development Agreement is hereby amended and restated in its entirety to read as follows:

            "INITIAL ADOPTION. The Joint Development Committee shall prepare and approve and the Joint Steering Committee shall approve in accordance with Section 5.6.4 the initial version of the Global Development Plan (including the details of the [...***...] Study and the details of the [...***...] required for Regulatory Approval) within [...***...] ([...***...])[...***...] following the Effective Date."

      b. Section 3.3.3 of the Joint Development Agreement is hereby amended and restated in its entirety to read as follows:

            "[...***...]."

3. All other provisions of the Joint Development Agreement shall remain unchanged and the Joint Development Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment #1 to the Joint Development Agreement as of the Amendment #1 Effective Date.

ANADYS PHARMACEUTICALS, INC.               LG LIFE SCIENCES LTD.

By:___________________________________     By:_________________________________

Name: ________________________________     Name:_______________________________

Title:________________________________     Title:______________________________

Address: 3115 Merryfield Row               Address: 16th Floor of East Tower
         San Diego, CA USA                          LG Twin Tower
                                                    20 Yoidodong, Youngdungpo-gu
                                                    Seoul 150-721, Korea

                                             ***Confidential Treatment Requested